Office of the Secretary of State
Corporations & Charities Division

Physical/Overnight address
801 Capitol Way S
Olympia, WA 98501-1226
Tel: 360.725.0377

Mailing Address
PO Box 40234
Olympia, WA 98504-0234
www.sos.wa.gov/corps

This Box For Office Use Only

FILED
Secretary of State
State of Washington
Date Filed: 03/01/2023
Effective Date: 03/01/2023
UBI No: 603 376 790

☐ **Filing Fee $30**

☐ **To Expedite Filing, Add $50**

ARTICLES OF AMENDMENT
PROFIT CORPORATION
RCW 23B.10

All fields required unless otherwise specified

(1) UBI No.: 603376790

(2) NAME OF PROFIT CORPORATION: (as currently recorded with the Office of the Secretary of State)
Harbor Custom Development, Inc.

(3) BUSINESS TYPE:

Are you changing your business type? (Check one) ☐ Yes ☑ No

If Yes, select the change being made:

☐ WA PROFESSIONAL SERVICE CORPORATION ☐ WA PUBLIC UTILITY CORPORATION

☐ WA SOCIAL PURPOSE CORPORATION

(4) BUSINESS NAME CHANGE: Are you changing your business name? (Check one) ☐ Yes ☑ No

New Name: ______________________

If designation is not provided, it will default to INC

Does the business have a name reserved? (Check one) ☐ Yes ☐ No

If Yes, provide the Name Reservation Number and Name

Reservation Number: ______________

Reserved Name: ______________________

(5) CORPORATE SHARES: Are you changing your business's authorized shares? (Check one) ☐ Yes ☑ No

New number of authorized shares: ______________ Class of shares: ☐ Common Stock ☐ Preferred Stock

If preferred is checked, a further description will be needed prior to issuance of shares.
Please refer to RCW 23B.06.010 and RCW 23B.06.020

(6) Has your registered agent changed? (Check one) ☐ YES ☑ NO If Yes, complete page 2

Work Order #: 2023030100157883 - 1
Received Date: 03/01/2023
Amount Received: $80.00

NEW REGISTERED AGENT:

COMMERCIAL REGISTERED AGENT

A Commercial Registered Agent is a business or individual that is registered with the Office of the Secretary of State to receive legal documents on behalf of a corporation. A Commercial Registered Agent address has been registered with our office.

Is the Registered Agent a Commercial Registered Agent? (Check one) ☐ Yes ☐ No

If Yes, provide the name of the Commercial Registered Agent: ______________________________

The Commercial Registered Agent must sign the consent to serve below.

If No, continue below

NON-COMMERCIAL REGISTERED AGENT

Please complete ONE type of Registered Agent below and provide the name in the selected box. Then continue to provide the required street address. Mailing address is optional.

☐ **Individual:** ______________________	Provide the first and last name of the individual serving as the Registered Agent. (Any person not registered as a Commercial Registered Agent.)
☐ **Business:** ______________________	Provide the name of the business serving as the Registered Agent. (Any business not registered as a Commercial Registered Agent.)
☐ **Office or Position:** ______________________	Do not list a business or individual's name. Provide the office or position that serves as the Registered Agent. (Examples: President, Secretary, Treasurer, or Member)
Phone: ______________________	Email: ______________________
Registered Agent Street Address (*required*) **(Must be a physical address; No PO Box or PMB)**	**Registered Agent Mailing Address** (*optional*) ☐ **Check if mailing address is the same as street address**
Country: United States **State: Washington**	**Country: United States** **State: Washington**
Address : ______________________	**Address :** ______________________
Zip: ________ **City:** ______________	**Zip:** ________ **City:** ______________

CONSENT TO SERVE AS REGISTERED AGENT - REQUIRED FOR ALL TYPES

I hereby consent to serve as Registered Agent in the State of Washington for the named business. I understand it will be my responsibility to accept service of process, notices, and demands on behalf of the business; to forward mail to the business; and to immediately notify the Office of the Secretary of State if I resign or change the Registered Office Address.

______________________ ______________________ ______________

Signature of Registered Agent **Printed Name/Title** **Date**

Work Order #: 2023030100157883 - 1
Received Date: 03/01/2023
Amount Received: $80.00

(7) DURATION: *Required only if changed* Check ONE of the following

☐ This Company shall have a perpetual duration ☐ This Company shall have a duration of ________ years.

☐ This Company shall expire on ______________

(8) GOVERNOR(S): *Required only if changed*

List at least one. Attach additional pages if necessary. NOTE: A business cannot serve as its own Governor.

Name: ____________________ **Name:** ____________________

Name: ____________________ **Name:** ____________________

Name: ____________________ **Name:** ____________________

(9) ADOPTION OF ARTICLES OF AMENDMENT:

This Amendment was duly adopted by the following method (Check one)

☒ By a sufficient vote of shareholders in accordance with the provisions of RCW 23B.10.030 and 23B.10.040

☐ By the board of directors. Shareholder approval is not required.

☐ By the incorporators prior to the issuance of shares. Shareholder approval is not required.

(10) EFFECTIVE DATE OF THIS FILING: Check ONE of the following

☒ Date of filing ☐ Specify a Date ______________ (cannot be more than 90 days following received date)

(11) DATE OF ADOPTION: When was this Amendment adopted? (Check one)

☒ Date of filing ☐ Specify a date: ______________

(12) RETURN ADDRESS FOR THIS FILING: *(Optional)*

If provided, the confirmation regarding this specific filing will be sent to the address below, in addition to the Registered Agent's address.

Attention to: Lynne Bolduc **Email:** lbolduc@fkbrlegal.com

Address: 2 Park Plaza, Suite 850

City: Irvine **State:** CA **Zip:** 92614

(13) POSTAL MAIL OPT-IN: **By checking the box the business and Registered Agent will not receive email notifications**

☐ The business wants to receive all notifications to the Registered Agent by postal mail

(14) AUTHORIZED PERSON:

I hereby certify, under penalty of law, that the above information is accurate and complies with the filing requirements of state law.

[signature]	Sterling Griffin, President	03/01/2023
Signature of Authorized Person	**Printed Name/Title**	**Date**

Work Order #: 2023030100157883 - 1
Received Date: 03/01/2023
Amount Received: $80.00

Articles of Amendment of Articles of Incorporation
of Harbor Custom Development, Inc.

This Articles of Amendment of Articles of Incorporation contains the following amendment to the existing Articles of Incorporation:

> Upon the close of business on the Effective Date of this Articles of Amendment with the Washington Secretary of State, each twenty (20) shares of the Corporation's Common Stock, no par value, issued and outstanding immediately prior to the Effective Date shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Common Stock (the "Reverse Split"); *provided, however*, no fractional shares of Common Stock shall be issued as a result of the Reverse Split, and any fraction thereof shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Date represented shares of Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificates shall have been reclassified and combined pursuant to this Amendment. The Reverse Split shall not affect the number of shares of authorized stock.

The date of the adoption of this Articles of Amendment of the Articles of Incorporation is March 1, 2023. This amendment was duly adopted by the shareholders of this Corporation in accordance with RCW 23B.10.030 and RCW 23B.10.040.

By: ____________________
Name: Sterling Griffin
Its: President/CEO

Work Order #: 2023030100157883 - 1
Received Date: 03/01/2023
Amount Received: $80.00